UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Form 8-K filed with the SEC on April 9, 2020 (the “April 2020 Form 8-K”), Hooker Furniture Corporation (the “Company”) reported that on April 7, 2020 the Compensation Committee (the “Committee”) of its Board of Directors (the “Board”) determined it was in the best interests of the Company and its shareholders to temporarily reduce the base salary of each executive officer. The determination was made because of the adverse effects of the COVID-19 crisis and its related negative effect on demand for the Company’s products. The reductions ranged from 15%-20% of base salary and were part of the Company’s broader efforts to reduce operating expenses and conserve cash. Base salaries were reduced starting with the April 2020 monthly payroll and were to remain at the reduced levels until such time as the Committee determined it was appropriate for them to return to pre-reduction levels. This change was approved by the Committee in April 2020 and reported in the April 2020 Form 8-K.

The disruption brought on by the crisis has not been as severe as the Company originally forecasted and for which it had prepared. Subsequent to the end of the fiscal 2021 first quarter which ended on May 3, 2020, the Company’s orders have trended at rates higher than a year ago and cash balances have increased by $31 million from quarter-end to around $80 million presently.

Due to these factors, on July 23, 2020, the Committee determined that it was in the best interests of the Company and its shareholders to restore to previous levels salaries of executive officers that were reduced in reaction to earlier uncertainties. Salaries of executive officers will be restored to previously approved levels as of August 1, 2020 and the reductions from previous months will not be reimbursed. Please see the April 2020 Form 8-K for the salary details for our executive officers.

At the same meeting, having taken a similar temporary reduction in compensation, the Board of Directors also restored board compensation under similar terms.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: July 29, 2020